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                                                                    EXHIBIT 10.7

                                   EXHIBIT I
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                            FORM OF GENERAL RELEASE
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     This Release is delivered by _________________________ (the "Releasing
Party") pursuant to Section 8.2(k) of the Stock Purchase Agreement dated as of May __, 1998 by and among Monroe, Inc., a Delaware corporation ("Monroe"), Merkert Enterprises, Inc., a Massachusetts corporation (the "Company"), Eugene
F. Merkert, and the Stockholders named therein (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings provided in the Purchase Agreement.

     1.   Release.  For good and valuable consideration, the receipt and
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sufficiency of which are hereby irrevocably acknowledged by the Releasing Party, the Releasing Party hereby releases and forever discharges (i) the Company, (ii) each present and former stockholder, director, officer, employee and agent of the Company and (iii) each subsidiary, affiliate, successor and assign of the persons named in clauses (i) and (ii) above (each, a "Released Party" and collectively, the "Released Parties") of and from any and all commitments, indebtedness, suits, demands, obligations and liabilities, whether asserted, unasserted, absolute, contingent, known or unknown, or otherwise, of every kind and nature, including claims and causes of action both in law and in equity (collectively, "Claims"), which such Releasing Party and/or such Releasing Party's heirs, executors, administrators, beneficiaries, affiliates, successors or assigns ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Closing Date, may have after the Closing Date, against any Released Party, other than Claims arising under or in connection with (i) the Purchase Agreement, the Registration Rights Agreement or any other agreement, certificate or instrument delivered in connection with the Purchase Agreement (the "Transaction Documents"), (ii) the transactions contemplated by the Transaction Documents,
(iii) the indemnification provisions contained in the Company's or any Subsidiary's charter documents or by-laws or any indemnification agreement between the Releasing Party and any Released Party, (iv) compensation and other employment benefits which have accrued to the Releasing Party and which are disclosed in the Purchase Agreement or a Schedule thereto, (v) any Employment Agreement to which the Releasing Party and the Company are parties, (vi) any insurance policy maintained by the Company or any Subsidiary and (vi) the indemnification rights under the ESOP or the ESOP Trust Fund. The provisions of this Release shall inure to the benefit of the Released Parties.

     The Releasing Party hereby represents to the Released Parties that (a) the Releasing Party has not assigned any Claim against any Released Party, (b) the Releasing Party fully intends to release, and by executing this Release it is releasing, all Claims against the Released Parties (other than those specifically reserved above), and (c) such Releasing Party has had the opportunity to consult with counsel with respect to the execution and delivery of this Release and the consequences hereof.

     2.   Governing Law.  This Release shall be construed in accordance with and
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governed by the laws of The Commonwealth of Massachusetts applicable to agreements made and to be performed wholly within such jurisdiction.

      3.  Severability.  If any portion of this Release is declared by a court
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of competent jurisdiction to be invalid or unenforceable after all appeals have either been exhausted or the time for any appeals to be taken has expired, the remainder of the terms, provisions, covenants and restrictions of this Release shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      EXECUTED as of the ____ day of __________, 1998.



                              ______________________________
                              [NAME OF THE RELEASING PARTY]